                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  JULY 9, 2001
                Date of Report (Date of Earliest Event Reported)




                               NASHUA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



       1-5492-1                                           02-0170100
(Commission File Number)                    (I.R.S. Employer Identification No.)



                         11 TRAFALGAR SQUARE, 2ND FLOOR
                           NASHUA, NEW HAMPSHIRE 03063
                    (Address of Principal Executive Offices)


                                  (603)880-2323
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5 - OTHER EVENTS

On July 9, 2001, Nashua Corporation issued the following press release:

                     NASHUA ANNOUNCES SUPPLY AGREEMENTS WITH
                AVERY DENNISON ON LAMINATION AND COATED PRODUCTS

            NASHUA TO SUPPLY AVERY DENNISON WITH COATED PRODUCTS AND
               TO PURCHASE LAMINATED PRODUCTS FROM AVERY DENNISON

NASHUA, N.H. - JULY 9, 2001 -- Nashua Corporation (NYSE: NSH), a premier manufacturer and marketer of labels, thermal specialty papers and imaging products, today announced that it has entered into supply agreements on laminated and coated products with Avery Dennison, a global leader in pressure-sensitive technology and innovative self-adhesive solutions for consumer products and label materials.

Under the terms of the long-term agreement, Nashua will supply coated products manufactured at its Merrimack, N.H. facility to Fasson Roll North America, a division of Avery Dennison. Separately, Nashua will purchase laminated materials for certain finished products from Avery Dennison.

Nashua also announced it will cease lamination operations at its Omaha, NE facility, where it will reduce its workforce by approximately 80 employees. After the workforce reduction, Nashua's Omaha-based employee population will be approximately 210. The Company plans to close down the lamination operation and complete the workforce reductions by September 1, 2001. The Company expects a third quarter unusual and restructuring charge of $3.3 million relating to the closure of its lamination operations of which $2.7 million represents a non-cash write off of the equipment utilized in the lamination business.

"These agreements are another significant step forward in our initiative to enhance shareholder value by focusing on core businesses where we have a competitive advantage," said Andrew Albert, Nashua's Chairman and Chief Executive Officer. "Purchasing our lamination needs from Avery Dennison, a world leader in pressure-sensitive technology, enables us to avoid significant investments in new lamination equipment and ensures our coating materials facilities in New Hampshire are more fully and profitably utilized. Incremental sales of coated thermal products to Avery Dennison will result in increased sales for the Specialty Paper Product segment."

Albert concluded, "Entering mutually advantageous, long-term agreements with Avery Dennison gives us an excellent platform to explore new opportunities with a company that has been both an excellent supplier and customer for Nashua. We now have two state-of-the-art printing and converting facilities for label products which provide us significant operating leverage for future growth."

ABOUT NASHUA

Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. The Company's products include thermal coated papers, pressure-sensitive labels, copier papers, bond, point of sale, ATM and wide format papers, entertainment tickets, as well as toners and developers and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found on the World Wide Web at www.nashua.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "should," "will," "expects," "plans," "anticipates" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company's future capital needs and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, failure to achieve the Rittenhouse transaction's synergies, the settlement of various tax issues, and other risks set forth in the Company's filings with the Securities and Exchange Commission.

ITEM 7 - EXHIBITS

        EXHIBIT
         NUMBER                        DESCRIPTION
        -------                        -----------
          10.01 Master Agreement entered into as of July 2, 2001 between Nashua Corporation and the Fasson Roll North America division of Avery Dennison Corporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        NASHUA CORPORATION

Date:  July 12, 2001                    By /s/ Robert S. Amrein
                                          -------------------------------------
                                          Robert S. Amrein
                                          Vice President, General Counsel
                                          and Secretary

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------

 10.01 Master Agreement entered into as of July 2, 2001 between Nashua Corporation and the Fasson Roll North America division of Avery Dennison Corporation.